Exhibit 99.1

Artisoft Announces Financial Results for First Quarter of Fiscal 2004

Achieves another record high quarter for TeleVantage sales

CAMBRIDGE, MA – October 30, 2003 – Artisoft®, Inc. (Nasdaq: ASFT), developer of the first software-based phone system, today reported its financial results for the first quarter of fiscal 2004.  Revenue increased 6% from the previous quarter, highlighted by a 13% increase in end user sales of the company’s flagship TeleVantage products. This growth sets another record high in overall TeleVantage sales in a quarter and marks growth of 46% in end user sales compared to the first quarter of fiscal 2003.

Artisoft reported revenue of $2.0 million and a net operating loss of $1.0 million. Reported revenue includes a non-cash reduction of approximately $100,000 for the amortized cost of equity relating to Toshiba’s investment in Artisoft in a prior period. These results compare to revenue of $1.9 million and a net operating loss of $1.8 million for the fourth quarter of fiscal 2003, including a non-cash reduction of approximately $100,000 for the amortized cost of equity relating to Toshiba’s investment. Artisoft also reported a non-cash dividend to preferred shareholders as the result of the $4 million equity financing completed in September. The loss per common share in the first quarter of fiscal 2004 was $1.30, which includes $.99 per share loss attributable to the non-cash dividend to preferred shareholders, compared to $.59 per share in the fourth quarter of fiscal 2003.

Operating expenses for the first quarter of fiscal 2004 were $2.9 million, down from $3.6 million during the prior quarter. $400K of the reduction was the result of restructuring expenses and professional services fees that were recognized during the prior quarter and did not recur. The remaining $300K reduction resulted from cuts in overhead expense and other non-strategic spending. Gross margins during the first quarter of fiscal 2004 held steady at 97%.

“We are pleased to report another record quarter for TeleVantage sales, and we continue to see increased demand for TeleVantage from both our traditional market of small- to medium-size businesses as well as from large enterprise customers,” said Steve Manson, Artisoft’s president and CEO. “This momentum provides further evidence that the PBX market is shifting from proprietary hardware to open systems software and that Artisoft’s position in the market is strengthening.”

During the first quarter, Artisoft unveiled two new product offerings – TeleVantage Conference Manager, which enables businesses to set up conference calls of up to 60 parties without paying for costly service fees, and version 3.0 of TeleVantage Call Classifier, which now further improves call center agent productivity by displaying web pages with caller or account details.

Growing demand for TeleVantage also drove further expansion of the Open Communications Alliance Program, a coalition of 35 leading technology vendors who are collaborating with Artisoft to develop standards-based solutions with TeleVantage as the focal point. During the first quarter, the company announced that relationships had been forged with Bits, Bytes & Megabytes, Call Response Consultants, Logicphone, and NetSuite (formerly NetLedger) to develop best-of-breed solutions that combine contact management, answering services, telesales, and web-based phone support capabilities with TeleVantage.

During the first quarter, Artisoft also announced that TeleVantage was honored as the sole winner of the Best of Show award at CompTIA’s CT Summit conference, an annual event for dealers involved in the voice/data convergence market. We believe this award confirms that TeleVantage not only delivers superior functionality and flexibility, but it is also a true channel-ready technology that allows dealers to provide their customers with tangible business benefits.

Artisoft will hold a conference call at 5:00 p.m. ET today to discuss the first quarter fiscal year 2004 financial results. The conference call will be broadcast live via the Internet at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.  A recorded replay of the conference call will be available 24 hours per day beginning on Thursday, October 30, 2003 at 8:00 p.m. ET until November 6, 2003 at the Investor Relations section of Artisoft’s website, http://www.artisoft.com/corpcalls.html.

About Artisoft

Artisoft Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft’s TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. The company’s innovative products have consistently garnered industry recognition for technical excellence, winning more than 30 awards. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

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Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including, without limitation, our expectations as to improving demand for our TeleVantage products. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements:  the final review of the Company’s financial results and preparation of the Company’s financial statements for the fiscal quarter ended September 30, 2003, the availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company’s strategic alliances, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company’s filings with the Securities and Exchange Commission including its most recent filings on Form 10-K and Form 10-Q.

For additional information, contact:
Financial Community:	Media Community:
Duncan Perry	Mary Ellen Quinn
617-354-0600 x201	617-354-0600 x342
dperry@artisoft.com	mquinn@artisoft.com

Tabular information follows:

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2003	2002
Net revenue:
Product	$1,967	$1,442
Services	—	—
Total net revenue	1,967	1,442

Cost of sales:
Product	58	36
Services	—	—
Total cost of sales	58	36

Gross profit:
Product	1,909	1,406
Services	—	—
Total gross profit	1,909	1,406

Operating expenses:
Sales and marketing	1,349	1,392
Product development	781	800
General and administrative	775	1,653
Total operating expenses	2,905	3,845

Loss from operations	(996)	(2,439)

Other income, net	5	22

Net loss	(991)	(2,417)

Dividend to Series C preferred stock	(2,009)	—
Dividend to Series B preferred stock	(1,088)	(2,006)

Loss applicable to common stock	$(4,088)	$(4,423)

Net loss applicable to common stock-Basic and Diluted	$(1.30)	$(1.67)

Weighted average common shares outstanding-Basic and Diluted	3,141	2,655

Artisoft, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2003	June 30, 2003
	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$5,415	$3,041
Receivables:
Trade accounts, net of allowances of $211 and $182 at September, 2003 and June 2003, respectively	973	838
Other receivables	—	—
Inventories	117	18
Prepaid expenses	101	368
Total current assets	6,606	4,265

Property and equipment	3,802	3,756
Less accumulated depreciation and amortization	(3,403)	(3,296)
Net property and equipment	399	460

Other assets	228	269

	$7,233	$4,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$399	$396
Accrued liabilities	1,788	2,149
Deferred revenue	2,513	2,768
Customer Deposits	311	—
Total current liabilities	5,011	5,313

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 11,433,600 shares;
Series A Preferred Stock, $1.00 par value. Authorized 50,000 Series A shares; no Series A shares issued at September 30, 2003	—	—
Series B Preferred Stock, $1.00 par value. Authorized 2,800,000 Series B shares; issued 2,800,000 Series B shares at September 30, 2003
(Aggregate liquidation value $7 million)	2,800	2,800
Series C Preferred Stock, $1.00 par value. Authorized 2,627,002 Series C shares; issued 2,627,002 Series C shares at September 30, 2003
(Aggregate liquidation value $4 million)	2,627
Common stock, $.01 par value. Authorized 50,000,000 shares; issued 5,872,403 shares at September 30, 2003 and 5,206,243 at June 30, 2003	58	52
Additional paid-in capital	109,303	108,505
Accumulated deficit	(41,717)	(40,726)
Deferred Toshiba equity cost	(1,169)	(1,270)
Less treasury stock, at cost, 2,216,783 shares at September 30, 2003 and at June 30, 2003	(69,680)	(69,680)
Net shareholders’ equity	2,222	(319)
	$7,233	$4,994